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                       SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D. C.  20549


                                FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report      October 6, 1994


                   PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
              (Exact name of registrant as specified in its charter)


  New Jersey                    1-9120                      22-2625848
(State or other               (Commission                (I.R.S. Employer
jurisdiction of               File Number)              Identification No.)
 incorporation)


     80 Park Plaza, P. O. Box 1171
           Newark, New Jersey                               07101-1171
(Address of principal executive offices)                    (Zip Code)

      Registrant's telephone number, including area code:  201-430-7000


                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY
            (Exact name of registrant as specified in its charter)


 New Jersey                 1-973                           22-1212800
(State or other          (Commission                     (I.R.S. Employer
jurisdiction of          File Number)                    Identification No.)
incorporation)


      80 Park Plaza, P. O. Box 570
           Newark, New Jersey                            07101-0570
(Address of principal executive offices)                 (Zip Code)


        Registrant's telephone number, including area code:  201-430-7000

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Item 5.   Other Events.
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     The following information updates certain matters previously reported to the Securities and Exchange Commission under Item 1 - Business of Part I of the Annual Reports on Form 10-K for 1993 and Part II of the Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994, of Public Service Electric and Gas Company (PSE&G) and its parent, Public Service Enterprise Group Incorporated (Enterprise).

Nuclear Operations
- ------------------

    Salem Nuclear Generating Station, Unit 1 (Salem 1) experienced an automatic reactor shutdown which occurred on April 7, 1994 due to excessive grass from the Delaware River clogging the station's water intake structure. Subsequent to the shutdown a Precautionary Alert was declared at 1:16 p.m. and this emergency classification was terminated at 8:20 p.m. No abnormal releases of radiation to the environment occurred during the event and there was no threat to the public health and safety. Salem 1 remained out of service while PSE&G and the NRC investigated the event and PSE&G implemented remedial actions. PSE&G agreed not to restart the unit until approval was obtained from the NRC.

    On April 7, 1994 the NRC sent an augmented inspection team (AIT) to Salem to investigate the event. The AIT completed its on-site investigation on April 15, 1994 and presented its preliminary findings at a public meeting held at the station site on April 26, 1994. The AIT concluded that the event had challenged the reactor coolant system pressure boundary, that operator error had occurred which complicated the event, that management had allowed equipment problems to exist which made operations difficult for plant operators, and that some equipment was degraded by the event, but overall the plant performed as designed. The AIT further concluded that operator use of emergency operating procedures was good and that investigation and trouble-shooting efforts were good. PSE&G's investigation of the event resulted in conclusions similar to those of the AIT. On May 9, 1994, PSE&G and the NRC staff presented their findings to the NRC Commissioners, and PSE&G described the actions it had taken to prepare Salem 1 for restart. On May 11, 1994, Senator Joseph Biden, representing Delaware, wrote to the NRC expressing his concerns regarding early restart of the unit and requested assurances "that all outstanding mechanical and management problems have been resolved and that a fine in the maximum amount will be levied upon the licensees". The unit returned to service on June 4, 1994.





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Nuclear Operations (Continued)
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     PSE&G has continued to address matters to improve Salem's operations identified by itself, the NRC and the Institute of Nuclear Power Operations
(INPO), an independent industry group consisting of utilities, including PSE&G, that provides self critical analysis of nuclear operations to member utilities. Actions are being taken to improve the plant's materiel condition, to upgrade procedures and to enhance personnel performance, as well as other efforts to such end, including appointment of a new station manager and senior plant staff. In addition, PSE&G, effective September 29, 1994 established its nuclear operations as a separate business unit reporting directly to the Chairman and Chief Executive Officer of PSE&G and hired Leon R. Eliason as its Chief Nuclear Officer and President of its new Nuclear Business Unit.

     On October 5, 1994, the NRC, as a result of the AIT inspection, as well as a follow-up inspection, issued a Notice of Violation and Proposed Imposition of Civil Penalty ("Notice") to PSE&G advising that it proposed to impose an aggregate fine of $500,000 for violations relating to the April 7, 1994 event, including: the failure to identify and correct significant conditions adverse to quality at the facility related to spurious steam flow signals and inoperable atmospheric relief valves, both of which, it concluded, led to unnecessary safety injections during the event; the failure to identify and correct significant conditions adverse to quality at the facility related to providing adequate training, guidance, and procedures for the operators to cope with the event; and the failure by supervisors to exercise appropriate command and control of the operations staff and the reactor during the event. In assessing its fine the NRC advised PSE&G that it "expects an aggressive and prompt response to this matter as neither PSE&G nor the NRC can accept (1) such performance in the future, and (2) the large number of equipment related events that have recently occurred at Salem." The NRC has stated that, after reviewing PSE&G's response to the Notice, including PSE&G's proposed corrective actions and the results of future inspections, it will determine whether further NRC enforcement action is necessary to ensure compliance with NRC regulatory requirements.





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Nuclear Operations (Concluded)
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    PSE&G's own assessments, as well as those by the NRC and INPO, indicate that additional efforts are required to further improve operating performance, and PSE&G is committed to taking the necessary actions to address Salem's performance needs. PSE&G has indicated that the proposed $500,000 fine will be paid without challenge. No assurance can be given as to what, if any, further or additional actions may be taken by NRC or what further or additional actions may be taken by PSE&G, or required by the NRC, to improve Salem's performance.



Electric Levelized Energy Adjustment Clause (LEAC)
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     On July 1, 1994, PSE&G filed a Petition with the Board of Public
Utilities (BPU) requesting an increase its LEAC rates for the eight-month period beginning October 1, 1994 to recover an additional $130 million of electric energy costs. The matter was assigned to the Office of Administrative Law (OAL) for hearings. Following a preliminary OAL scheduling conference, which indicated that a final BPU decision on the matter would not likely occur before March 1995, PSE&G filed a Motion for Interim Relief (Motion) since such costs had increased to $170 million at August 30, 1994 and were projected to be approximately $250 million at the time of the scheduled final BPU decision in March 1995.

     A significant part of the need for the increase is the larger percentage of its power that PSE&G is obligated to purchase under prior BPU-approved contracts with non-regulated power producers.

     The changes in the LEAC do not directly affect earnings, however, pending recovery, PSE&G is required to finance such costs. PSE&G cannot predict what action that the BPU will take concerning the Motion or the Petition, however the BPU staff is opposing the interim relief requested. A decision on the Motion is expected later this month.










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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                              PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                                              (Registrant)

                                 PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                              (Registrant)



                          By                  R. EDWIN SELOVER
                              -------------------------------------------
                                              R. Edwin Selover
                                     Vice President and General Counsel
                                       Public Service Enterprise Group
                                                Incorporated

                                  Senior Vice President and General Counsel
                                   Public Service Electric and Gas Company

Date:  October 6, 1994



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